Exhibit 99.1

NEWS (For Immediate Release)

Contact:
Trinity Learning Corporation
Douglas Cole (510) 540-9300 (United States)
1831 Second Street
Berkeley, California 94710

Stock Symbol (OTC: TTYL)

TRINITY LEARNING CORPORATION TO ACQUIRE VIRTUAL LEARNING PARTNERS AS

Agreement Marks Trinity Learning's Entry Into Scandinavian Learning Market

BERKELEY, CALIFORNIA, February 6, 2004. Trinity Learning Corporation ("Trinity Learning"), a publicly-held Utah Corporation, announced today that it has entered into a Definitive Agreement to acquire all of the outstanding shares of Virtual Learning Partners AS ("VILPAS"), a learning
services company headquartered in Oslo, Norway.   For the past five years,
VILPAS has been engaged in developing e-learning and other educational initiatives for corporations and organizations in Norway, Scandinavia and
Europe.   No other terms of the transaction were announced.

Through VILPAS, Trinity will become majority owner of FunkWeb, also headquartered in Oslo. FunkWeb is a leading provider of workplace training and retraining for disabled persons. In conjunction with national and local employment programs, FunkWeb has a successful track record in providing disabled persons with skills, certifications and job placement services primarily related to information technologies, web-based systems,
and computing.   The minority partner in FunkWeb is the Norwegian
Federation of Functionally Disabled People, a non-government organization
(NGO) representing many of Norway's associations and programs for the disabled.

Edward-Patrick Mooney, President of Trinity Learning, said, "We are excited to begin operating in the Nordic countries through VILPAS. Norway and other countries in Scandinavia historically have been leaders in the adoption of distance learning, mobile communication, and information technologies. In addition, we believe the proven success of FunkWeb can be replicated in other markets. We seek to participate in other government and private sector initiatives around the world to provide greater employment opportunities and enhanced quality of life for disabled persons through training, learning, and certification. This spirit of inclusiveness is consistent with Trinity Learning's vision for the future of workplace learning."


Mr. Jan-Olaf Willums, Chairman of VILPAS and FunkWeb, will continue to serve in those capacities and will assist Trinity Learning in the expansion of VILPAS through business development, strategic alliances, and acquisitions. Mr. Willums is an adjunct professor at the Norwegian School of Management, has managed a venture capital firm, and has served as a
corporate executive for major companies in Scandinavia.   He is a member of
the International Advisory Board of the World Bank Institute and previously was a Director of the World Business Council for Sustainable Development.

ABOUT TRINITY LEARNING CORPORATION

Trinity Learning Corporation, a publicly-held Utah corporation (OTC: TTYL), is a global learning company specializing in technology-enabled training, education, and certification services to major customers in multiple global industries. We are achieving market entry in geographic markets worldwide by acquiring and integrating companies providing innovative workplace learning solutions in strategic geographic markets and industry segments. During 2003 we acquired control of four operating companies located in the United States, Australia and South Africa, each serving unique segments of the global learning market. During 2004 we seek to acquire and integrate additional operating companies with established customer bases, proprietary learning systems or content. We are seeking to increase our market penetration and the breadth and depth of our products and services through additional acquisitions, licensing, strategic alliances, internal business development, and the expansion of sales offices and other sales representation around the world.

FORWARD LOOKING STATEMENTS   DISCLAIMER - RISKS

Statements herein which are not statements of historical fact are forward-looking statements within the meaning of the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of the management of Trinity Learning Corporation and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements including, without limitation, the ability of the company to sustain customer interest in its core products. For a more detailed discussion of risk factors that affect our operating results, please refer to our SEC reports including our most recent reports on Form 10-KSB and Form 10-QSB.

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